EXHIBIT 4-C
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                 PLEDGE AND SECURITY AGREEMENT
                 -----------------------------


          THIS PLEDGE AND SECURITY AGREEMENT (this "AGREEMENT") is made as of October 1, 1996, by and between WRIGHT-CARLYLE PARTNERS, a California general partnership ("PLEDGOR"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("LENDER").

                           RECITALS

          A. Pledgor owns certain real property located in the City of Los Angeles, California, which real property is encumbered by a deed of trust that secures, among other things, the repayment of the loan (the "LOAN") evidenced by that certain Note Secured by Deed of Trust, dated as of January 15, 1991, by Pledgor, as maker, in favor of Lender, as holder (as amended from time to time, the "NOTE").

          B. Concurrently herewith, Lender is agreeing to certain modifications to the Loan pursuant to that certain Second Amendment to Loan Documents and Second Amendment to Deed of Trust, dated as of even date herewith, between Pledgor and Lender (collectively, the "LOAN MODIFICATION DOCUMENTS"). As a condition to agreeing to the Loan Modification Documents, Lender is requiring, among other things, that Pledgor execute that certain Lock Box Disbursement Agreement, dated as of even date herewith by and between Pledgor and Lender (the "LOCK BOX AGREEMENT"), pursuant to which certain sums of Pledgor are to be deposited into the Collateral Accounts (as defined below) from time to time.

          C. Under the terms of the Lock Box Agreement, Pledgor is required to grant Lender a security interest in the Collateral Accounts and the funds contained in each such account as security for the payment and performance of the obligations of Pledgor under the Loan.

          NOW, THEREFORE, with reference to the foregoing Recitals (which are incorporated herein by this reference) and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


                           AGREEMENT

                           SECTION 1

                          DEFINITIONS

          1.01 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

          "COLLATERAL ACCOUNTS" shall mean, collectively, the Petty Cash Account and the Project Account.

          "OBLIGATIONS" shall mean those certain obligations and indebtedness described in SECTION 2.03 hereof.

          "PLEDGED COLLATERAL" shall have the meaning given to it in
SECTION 2.02 hereof.

          "PETTY CASH ACCOUNT" shall mean deposit account no. 4807013115 in the name of Pledgor at Wells Fargo Bank, N.A. and any replacements thereof.

          "PROJECT ACCOUNT" shall mean, collectively, reserve balance account no. 6803083 and regular checking account no. 6103626 in the name of Pledgor at U.S. Trust Company of California, N.A., and any replacements thereof.

          1.02 OTHER DEFINITIONS. Capitalized terms in this Agreement which are not defined herein shall have the meaning assigned to such terms in the Lock Box Agreement.



                           SECTION 2

                             TERMS

          2.01  GRANT OF SECURITY INTEREST.   Pledgor hereby pledges,
assigns, grants and transfers to Lender a security interest pursuant to the California Uniform Commercial Code in the Pledged Collateral to secure the payment and the performance by Pledgor of the Obligations.

          2.02 DESCRIPTION OF COLLATERAL. The collateral that is the subject of the security interest granted herein is (collectively, the "PLEDGED COLLATERAL"): (a) the Collateral Accounts and all proceeds therein; (b) all interest, dividends, income and other payments or distributions in connection with the Collateral Accounts; (c) all instruments, notes, certificates, contracts, contract rights, coupons and general intangibles representing or evidencing the Collateral Accounts; and
(d) all substitutions for and proceeds of the Collateral Accounts.

          2.03 INDEBTEDNESS. This Agreement secures the following (collectively, the "OBLIGATIONS"): (a) payment and performance of all of Pledgor's obligations under the Loan Documents (as defined in the Loan Modification Documents); (b) any successor instrument representing all or any part of the indebtedness of Pledgor pursuant to the Note; (c) all further advances and credit that may be made by Lender to Pledgor pursuant to the Loan Documents, including, but not limited to, all advances and expenditures made by Lender for the protection, preservation, or defense of the Pledged Collateral; (d) all liabilities of any kind, whether primary, secondary, direct or contingent, that are now due or that may hereafter become due from Pledgor to Lender under this Agreement; and (e) performance by Pledgor of the obligations set forth in this Agreement.

          2.04 ADVANCES. Any advances or expenditures made by Lender under this Agreement shall be secured by the Pledged Collateral, and shall become immediately due and payable by Pledgor to Lender with interest thereon at fourteen percent (14%) per annum, from the date of demand until paid.

          2.05 PERFECTION OF SECURITY INTEREST. To perfect the security interest granted herein, Pledgor shall:

               (a) Immediately deliver to the possession of Lender all notes, contracts, coupons, certificates, instruments or other property, if any, evidencing the Pledged Collateral now owned or hereafter acquired by Pledgor, and where appropriate, properly endorsed in blank for the benefit of Lender;

               (b) Execute and file one or more financing statements as may be requested by Lender; and

               (c) Execute and deliver such other and further documents or take such other and further actions, and provide such information as may be reasonably requested by Lender to perfect or continue the perfection of the security interest granted pursuant to this Agreement.



                           SECTION 3

                REPRESENTATIONS AND WARRANTIES

          Pledgor represents and warrants to Lender that:

          3.01  REPRESENTATIONS AND WARRANTIES IN LOAN MODIFICATION
DOCUMENTS.   The representations and warranties contained in the Loan
Modification Documents and the Lock Box Agreement are incorporated by reference herein as if restated in their entirety.

          3.02 TITLE; NO LIENS. Pledgor has good title to the Pledged Collateral, except to the extent that the Pledged Collateral includes security deposits of tenants under leases currently affecting the Project, and has not created any lien against or other security interest in the Pledged Collateral, nor have any other liens or security interests attached against the Pledged Collateral, except pursuant to this Agreement.

          3.03 ENFORCEABLE. The security interest granted as to the Pledged Collateral is and shall continue to be genuine, enforceable in accordance with its terms, free from default and free from defense (except to the extent defenses arise from actions of Lender) and conditions precedent.

          3.04 NO CONFLICT. The Pledged Collateral is duly and validly pledged to Lender and the pledging thereof does not contravene or constitute a default under any provision of applicable law or regulation or any judgment, order, decree, agreement or instrument binding on Pledgor or result in the creation of any lien upon any of the property or assets of Pledgor other than the security interest granted pursuant to this Agreement.

          3.05 ORGANIZATION. Pledgor is a duly organized and validly existing California general partnership.

          3.06 DUE AUTHORIZATION. The execution, delivery and performance by Pledgor of this Agreement are within Pledgor's power, have been duly authorized by all necessary action and will not contravene, or constitute a default under any provision of applicable law or regulation or of any judgment, order, decree, agreement or instrument binding on Pledgor.

          3.07 ENFORCEABLE. This Agreement constitutes a legal, valid and binding obligation of Pledgor that is enforceable in accordance with its terms.

          3.08 APPROVALS. No approval, consent or authorization of or filing or registration with any governmental authority or body is necessary for the execution, delivery or performance by Pledgor of this Agreement or for the performance by Pledgor of any of the terms or conditions hereof, except for such approvals, consents or authorizations (copies of which have been delivered to Lender) as have been obtained and are in full force and effect. Execution and delivery of this Agreement shall be sufficient to create a valid, first priority lien against the Pledged Collateral.

          These representations and warranties shall be deemed to be repeated at each time the composition of the Pledged Collateral shall change.



                           SECTION 4

                      PLEDGOR'S COVENANTS

          4.01 PLEDGOR'S AFFIRMATIVE COVENANTS. Pledgor covenants and agrees to:

               (a) Pay promptly upon demand by Lender, as part of the Obligations secured hereby, all amounts expended or advanced by Lender, including reasonable attorneys' fees and other professional fees, with interest thereon at the rate provided in SECTION 2.04 above, for the purpose of realizing on the Pledged Collateral after or by reason of default by Pledgor, as more particularly described below;

               (b) Provide Lender, promptly upon the occurrence of same, written notice of any change in Pledgor's principal place of business;

               (c) Defend the Pledged Collateral against all claims of third parties asserted against or in connection with the Pledged Collateral or any part thereof, including any liens, encumbrances, charges, security interests or other claims that may be asserted against or attach to the Pledged Collateral;

               (d) Advise Lender in writing of each and every material change in Pledgor's financial or business situation that impairs, contributes to the impairment of, or may in the future impair or contribute to the impairment of Pledgor's ability to timely meet Pledgor's obligations under this Agreement, the agreements referenced in the Recitals above, or other loan documents or any other agreement with Lender, immediately upon the occurrence of each such material change;

               (e)  Deposit, or cause the deposit into the Project
Account all cash interest, dividends, distributions, rollover proceeds and any other payments received in connection with the Pledged Collateral (but excluding any interest earned on the Petty Cash Account); and

               (f) Notify Lender of any attachment or other legal process levied against any of the Pledged Collateral and any information received by Pledgor relative to the Pledged Collateral that may in any way affect the value of the Pledged Collateral or the rights and remedies of Lender with respect thereto.

          4.02 PLEDGOR'S NEGATIVE COVENANTS. Pledgor covenants and agrees not to grant any security or other interest in any of the Collateral Accounts to any party.



                           SECTION 5

                       POWER OF ATTORNEY

          5.01 GRANT OF POWER-OF-ATTORNEY. Pledgor hereby irrevocably appoints Lender with full power of substitution as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and, while an Event of Default is continuing, taking any action and executing any instrument that Lender may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, subject to the Lock Box Agreement, while an Event of Default is continuing, Lender shall have the right and power to receive, endorse and collect all checks and other orders for the payment of money made payable to Pledgor representing any interest or dividends or other distribution payable in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to execute endorsements, assignments or other instruments of conveyance or transfer with respect to any or all of the Pledged Collateral. The powers of attorney granted pursuant hereto and all authority hereby conferred are granted and conferred solely to protect Lender's interests in the Pledged Collateral and shall not impose any duty upon the attorney-in-fact to exercise such powers. Such powers of attorney are coupled with an interest, which shall be irrevocable prior to the payment in full of the Obligations and shall not be terminated prior thereto or affected by any act of Pledgor or by operation of law, including, but not limited to, the dissolution or termination of Pledgor, or the occurrence of any other event, and if Pledgor or any other person or entity should be dissolved or terminated or any other event should occur before the payment in full of the Obligations, such attorney-in-fact shall nevertheless be fully authorized to act under such powers of attorney as if such dissolution, termination or other event had not occurred and regardless of notice thereof.



                           SECTION 6

                CERTAIN RIGHTS WITH RESPECT TO
                    THE PLEDGED COLLATERAL

          In addition to any other rights provided hereunder, or under any other agreement between Pledgor and Lender with respect to this subject matter, the parties shall have the following additional rights set forth in this Section with respect to the Pledged Collateral:

          6.01 LENDER'S RIGHTS. Any dividends, distributions and interest on the Pledged Collateral shall be deemed Pledged Collateral. Lender shall have no duty with respect to the Pledged Collateral, except as set forth in the Lock Box Agreement. Pledgor releases Lender from any claims or causes of action at any time arising out of or with respect to the Pledged Collateral or in connection with any actions taken or omitted to be taken by Lender with respect thereto and Pledgor hereby agrees to hold Lender harmless from any and all such claims and causes of action, except to the extent such claim or cause of action arises from Lender's gross negligence or wilful misconduct or breach of the Lock Box Agreement.

          6.02 PLEDGOR'S RELINQUISHMENT OF RIGHT TO WITHDRAW. Pledgor expressly acknowledges and agrees that it has no right to withdraw funds from the Collateral Accounts, except as provided in the Lock Box Agreement, and that all withdrawals or other disbursements from the Collateral Accounts shall be made in strict accordance with the terms of the Lock Box Agreement.



                           SECTION 7

                            DEFAULT

          7.01 EVENTS OF DEFAULT. Only the occurrence of the following shall constitute a default under this Agreement:

               (a) If an "Event of Default" occurs under any of the Loan Documents (as defined therein); or

               (b) If Pledgor fails to perform or observe any covenant or agreement contained herein and such default continues for a period of three (3) business days after written notice thereof, except as provided in subsection (f) below; or

               (c) If any representation or warranty of Pledgor contained in this Agreement is incorrect or in breach; or

               (d) In the event Lender shall cease to have a first priority security interest in the Pledged Collateral; or

               (e) If Pledgor takes any action or permits any action to be taken that may materially and irreparably impair the value of the Pledged Collateral or the security interest created hereby; or

               (f)  If Pledgor fails to deposit into the Project
Account any sums required to be deposited in the Project Account by Pledgor pursuant to the Lock Box Agreement, within one (1) business day after the time at which Pledgor is required to deposit such sums pursuant to the Lock Box Agreement.

          7.02 LENDER'S RIGHTS UPON DEFAULT.

               (a) During the continuation of any default, Lender shall be entitled, without notice, to cease to authorize disbursements from the Project Account for so long as the default continues, notwithstanding any obligations of Lender to the contrary set forth in this Agreement or any other Loan Document;

               (b) In addition, during the continuation of any default hereunder, Lender shall have all of the rights and remedies of a secured party under the California Uniform Commercial Code or under any other applicable law or in equity, all of which rights and remedies shall, to the full extent permitted by law, be cumulative; provided, however, that Lender shall not sell, take control of, or transfer the Pledged Collateral or apply the Pledged Collateral to the Obligations unless Lender has first delivered to Pledgor written notice of Pledgor's default hereunder, and such default continues five (5) business days after Lender's delivery of such notice. Without limiting the generality of the foregoing, if Lender has delivered to Pledgor written notice of Pledgor's default hereunder and Lender's intention to take one or more of the actions enumerated below, and such default continues five (5) business days after Lender's delivery of such notice, Lender shall be entitled to:

                    (i) to conduct a private or public sale of the Pledged Collateral; Pledgor acknowledges and agrees that in view of the nature of the Collateral Accounts as Pledged Collateral, no "commercially reasonable sale" shall be required, and Lender may strictly foreclose upon the Collateral Accounts without notice and without affecting any rights of Lender to a deficiency;

                    (ii) to take control of any and all proceeds of the Pledged Collateral;

                    (iii)transfer or cause to be transferred all or any of the Pledged Collateral into the name of Lender or a nominee; and

                    (iv) to receive and apply in payment of the Obligations any dividends, distributions, or other payment on the Pledged Collateral that arise on or after the date of this Agreement.


     7.03 RESCISSION OF DEFAULT NOTICES. To the extent Lender has delivered to the Bank any default notices with respect to a default hereunder, Lender shall withdraw such notice within five (5) business days after receiving sufficient evidence, as determined by Lender, of Pledgor's full and complete cure of such default. Notwithstanding the provisions of this Section 7.03, Lender shall not be required to deliver notice to the Bank in order to exercise its remedies as set forth in Section 7.02, except to the extent required by law.

                           SECTION 8

                            RELEASE

          8.01 RELEASE OF SECURITY INTEREST. Upon the payment and satisfaction in full of the Obligations secured by this Agreement: (a) the Pledged Collateral (or so much thereof as remains, if any) shall be promptly released from the security interest created hereby; (b) Lender shall promptly execute such reassignments and other documentation as Pledgor may reasonably request to document such release; and (c) Lender shall direct Bank to promptly return the Pledged Collateral (or so much thereof as remains, if any) to the possession of Pledgor.



                           SECTION 9

                         MISCELLANEOUS

          9.01 WAIVERS.

               (a) All waivers of rights, powers and remedies by Lender must be in writing. No delay, omission or failure by Lender to exercise any right, power or remedy to which it may be entitled by reason of any default hereunder shall impair any such right, power or remedy, nor shall such be construed as a release by Lender of such right, power or remedy or as a waiver of or acquiescence in any such default, unless such default shall have been cured in accordance with the terms of this Agreement. A waiver by Lender of any right, power or remedy in any one instance shall not constitute a waiver of the same or any other right, power or remedy in any other instance.

               (b) The acceptance by Lender of any sum after any default hereunder or under any Loan Document shall not constitute a waiver of the right to require a prompt performance of all of the covenants and conditions contained in any of the Loan Documents. The acceptance by Lender of any sum less than the sum then due shall be deemed an acceptance on account only and shall not constitute a waiver of the obligation of Pledgor to pay the entire sum then due, and Pledgor's failure to pay said entire sum due shall be and continue to be a default notwithstanding such acceptance of such lesser amount on account, and Lender shall be entitled at all times thereafter to exercise all rights in this instrument conferred upon it following a default, notwithstanding the acceptance by Lender thereafter of future sums on account.

          9.02 ASSIGNMENT. The obligations created by this Agreement are for the benefit of Lender and its successors and assigns, and in the event of any assignment by Lender of any of the Obligations, the rights hereunder, to the extent applicable to the Obligations so assigned, may be transferred with the Obligations. The rights of Pledgor hereunder shall not be assignable in any respect without the prior written consent of Lender except as specifically authorized or required hereby. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

          9.03 NOTICES. All notices, approvals, consents, requests and demands upon the respective parties hereto shall be in writing and shall be deemed to have been given or made when made in accordance with the Loan Documents. Any required notice of sale, disposition or other intended action by Lender (including, without limitation, any notice by Lender pursuant to Section 7.02(b), above) served upon Pledgor at least five (5) business days prior to such action shall constitute commercially reasonable notice to Pledgor.

          9.04 ATTORNEYS' FEES. In the event litigation is commenced to enforce any of the provisions of this Agreement, to recover damages for breach of any of the provisions of this Agreement, or to obtain declaratory relief in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, whether or not such action proceeds to judgment.

          9.05 CUMULATIVE REMEDIES. Lender shall have the right to enforce one or more remedies hereunder or under applicable law, successively or concurrently, and any such action shall not stop or prevent Lender from pursuing any other remedy which it may have hereunder, under the Loan Documents, under law or in equity.

          9.06 SEVERABILITY. Any provision in this Agreement that is inoperative, unenforceable, or invalid in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such inoperation, unenforceability, or invalidity without affecting the remaining provisions hereof or affecting the operation, enforceability, or validity of such provision in any other jurisdiction.

          9.07 CONSTRUCTION. The parties agree that each party and its counsel have reviewed this Agreement and that any rule of construction to the effect that ambiguities are to be resolved against the drafting parties shall not apply in the interpretation of this Agreement.

          9.08 SURVIVAL. All agreements, representations and warranties made in this Agreement shall survive the execution of the Modification Documents.

          9.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original.

          9.10 GOVERNING LAW AND JURISDICTION. This Agreement shall be governed and construed in accordance with and pursuant to the laws of the State of California with regard to the conflicts of law principles of said state.

          9.11 HEADINGS. Section headings in this Agreement are included for convenience of reference only and are not part of this Agreement for any other purposes.

          9.12 TIME OF THE ESSENCE. Time is of the essence of this Agreement, and any delay in the performance of any of the terms, covenants and conditions hereof shall be deemed a breach of the whole Agreement.

          9.13 LENDER NOT A MORTGAGEE-IN-POSSESSION. Pledgor agrees that Lender is not a mortgagee-in-possession and that this Agreement does not create any obligation on the part of Lender to manage or operate the Property nor does this Agreement give Lender any control over the Property.

          9.14 PLEDGOR'S LIMITED RECOURSE LIABILITY. Lender agrees and confirms with Pledgor that the provisions of Paragraph 48 of the Deed of Trust and that portion of the Note beginning with the third (3rd) full grammatical paragraph on page 7 of the Note and extending through the first full grammatical paragraph on page 9 of the Note, remain in full force and effect and are not modified, amended or altered by reason of this Agreement and in addition, apply in full to this Agreement as if fully set forth herein (provided, however, that for purposes of such incorporation, all references to "Trustor" in paragraph 48 of the Deed of Trust shall refer to "Pledgor" herein and all references to "Beneficiary" in such paragraph 48 shall refer to "Lender" herein and all references to "this Deed of Trust" in such paragraph 48 shall refer to "this Agreement" as defined herein).

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

     PLEDGOR:       WRIGHT-CARLYLE PARTNERS,
                    a California general partnership

                    By: Carlyle Real Estate Limited Partnership-IX, an Illinois limited partnership
                         General Partner

                         By:  JMB Realty Corporation,
                              a Delaware corporation,
                              Its General Partner


                              By:  ______________________________
                                   Julie A. Strocchia
                                   Vice President


                    By:  Medical Office Buildings, Ltd.,
                         a Washington limited partnership,
                         General Partner

                         By:  Wright Runstad Associates Limited
Partnership, a Washington limited partnership,
                              Its General Partner

                              By:  Wright Runstad & Company,
                                   a Washington corporation,
                                   Its General Partner

                                   By:  _________________________
                                        Douglas E. Norberg
                                        President


     LENDER:   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey
corporation


               By:  ________________________________________
                    Richard Pulido
                    Vice President




ACKNOWLEDGEMENT OF SECURITY INTEREST

By signing below, the undersigned acknowledge notice of Lender's security interest in the Collateral Accounts:

U.S. TRUST COMPANY OF CALIFORNIA, N.A.,
a national banking association


By:  _______________________________
     Sandra Leess
     Vice President


WELLS FARGO BANK, N.A., a national
banking association


By:  _______________________________
     Name:
     Title:






                      SECOND AMENDMENT TO
                        LOAN DOCUMENTS


     THIS SECOND AMENDMENT TO LOAN DOCUMENTS (this "AMENDMENT") is made as of October 1, 1996 (the "EFFECTIVE DATE"), by and between WRIGHT-CARLYLE PARTNERS, a California general partnership ("BORROWER"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a corporation organized and existing under the laws of the State of New Jersey ("LENDER").


                           RECITALS


A. Lender made that certain loan (the "LOAN") to Borrower, evidenced by that certain Note Secured by Deed of Trust in the original principal amount of Eighty-Six Million Dollars ($86,000,000) dated January 15, 1991, executed by Borrower in favor of Lender, as amended by that certain First Amendment to Loan Documents (the "FIRST AMENDMENT"), dated as of January 24, 1996, by and between Borrower and Lender (as so amended, the "NOTE"). The Note matured on September 30, 1996.

B. The Loan is secured by, among other things, that certain Deed of Trust, dated January 15, 1991, executed by Borrower, as trustor, for the benefit of Lender, as beneficiary, encumbering Borrower's leasehold interest in certain real property (the "LAND") described in Exhibit A thereto, together with the improvements constructed thereon (the Land and the improvements are referred to collectively as the "PROJECT"), and recorded on January 15, 1991, as Document No. 91-63945, in the Official Records of Los Angeles County, California (the "OFFICIAL RECORDS"), as amended by that First Amendment to Deed of Trust, dated as of January 24, 1996, and recorded in the Official Records on January 25, 1996, as Instrument No. 96-146121 (as so amended, the "DEED OF TRUST"). Concurrently herewith, the Deed of Trust is being amended by that certain Second Amendment to Deed of Trust, dated as of even date herewith, by and between Lender and Borrower (the "SECOND AMENDMENT TO DEED OF TRUST").

C. The Loan is also secured by, among other things (i) that certain Assignment of Lessor's Interest in Leases, dated as of January 15, 1991, by Borrower in favor of Lender, recorded in the Official Records on January 15, 1991, as Instrument No. 91-63946, as amended by the First Amendment (as so amended, the "ASSIGNMENT OF LEASES"), (ii) that certain Security Agreement, dated as of January 15, 1991, by and between Borrower and Lender, as amended by the First Amendment (as so amended, the "SECURITY AGREEMENT"), (iii) that certain Lock Box Disbursement Agreement, dated as of even date herewith, by and between Borrower and Lender (the "LOCK BOX AGREEMENT"), and (iv) that certain Pledge and Security Agreement, dated as of even date herewith, by and between Borrower and Lender (the "PLEDGE AGREEMENT"). In addition, in connection with the Loan, Borrower and Lender entered into that certain Hazardous Substances Remediation and Indemnification Agreement, dated as of January 15, 1991, as amended by the First Amendment (as so amended, the "HAZARDOUS SUBSTANCES AGREEMENT"). The Note, the Deed of Trust, the Assignment of Leases, the Security Agreement, the Lock Box Agreement, the Pledge Agreement and all other documents (other than the Hazardous Substances Agreement) that evidence or secure the Loan are referred to collectively herein as the "LOAN DOCUMENTS").

D.   Borrower has requested an extension of the maturity date of the Note.

Lender has agreed to an extension of the maturity date provided certain terms and conditions are satisfied, including the amendment of certain terms of the Loan Documents.


                           AGREEMENT


          NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   AMENDMENTS TO NOTE.  The Note is amended as follows:

               a. The first grammatical paragraph of the Note is hereby amended and restated as follows:

     "For value received, the undersigned, Wright-Carlyle Partners, a California general partnership (herein called "Maker"), hereby promises to pay to the order of THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (herein called "Holder"), at the home office of Holder in Newark, New Jersey or at such other place as may be designated in writing, the principal sum of Eighty Six Million Dollars ($86,000,000) (the "Loan") plus interest on the outstanding unpaid balance of the Loan from the date hereof until January 9, 1996, at the rate of nine and eleven one-hundredths percent (9.11%) per annum, from January 10, 1996, until September 30, 1996, at the rate of ten percent (10%) per annum, and from October 1, 1996 until the Loan is repaid at the rate of ten and five hundred sixty-nine thousandths percent (10.569%) per annum; the principal and interest being payable, without grace, as follows:"

               b. The second grammatical paragraph of the Note is amended and restated as follows:

     "On February 10, 1991, Maker shall pay Holder the amount of
Five Hundred Fifty-Eight Thousand Eighty-One Dollars and Ten Cents ($558,081.10) in payment of interest on the outstanding principal sum from the date after the date hereof through February 10, 1991. Beginning on the tenth (10th) day of March 1991 and continuing on the tenth (10th) day of each calendar month thereafter until January 10, 1996, Maker shall pay monthly installments of principal and interest, each installment in the amount of Six Hundred Ninety-Eight Thousand Seven Hundred Ninety-Three Dollars and Three Cents ($698,793.03). Beginning on the 10th day of February, 1996, and on the same day of each month thereafter to and including September 10, 1996, Maker shall pay monthly installments of principal and interest, each installment in the amount of Seven Hundred Twenty-Four Thousand Eight Hundred Sixty-Five Dollars and Forty-Six Cents ($724,865.46). Beginning on the tenth (10th) day of October 1996 and on the tenth (10th) day of each month thereafter, to and including September 10, 1997, Maker shall pay monthly installments of interest only, each installment in the amount of Seven Hundred Twenty-Four Thousand Eight Hundred Sixty-Five Dollars and Forty-Six Cents ($724,865.46), and on the earlier to occur of (i) the date Borrower acquires fee ownership of the Land, or (ii) September 30, 1997, (the "Extended Maturity Date"), the balance of said principal sum with interest thereon at an annual rate of ten and five thousand six hundred ninety-four thousandths percent (10.5694%) shall become due and payable. All installments of principal and interest of this Note shall be paid to Holder by wire transfer of immediately available funds to such bank or place, or in such other manner, as Holder may from time to time designate in writing to Maker, payable in lawful money of the United States of America, at the home office of the payee in Newark, New Jersey, or at such other place as the holder hereof may designate in writing."

               c. All references in the Note to the Deed of Trust shall be deemed to be references to the Deed of Trust as amended by the Second Amendment to Deed of Trust. All references in the Note to any of the other Loan Documents shall be deemed to be references to the Loan Documents as amended hereby. All references in the Note to the Hazardous Substances Agreement shall be deemed to be references to the Hazardous Substances Agreement as amended hereby.

          2. AMENDMENTS TO THE OTHER LOAN DOCUMENTS. All of the Loan Documents, other than the Note and the Deed of Trust (collectively, the "OTHER LOAN DOCUMENTS") shall continue to secure Borrower's obligations under the Note, as amended hereby. All references to the Note in the Other Loan Documents shall be deemed to be references to the Note as amended hereby. All references to the Deed of Trust in any of the Other Loan Documents shall be deemed references to the Deed of Trust as amended by the Second Amendment to Deed of Trust. All references to the Hazardous Substances Agreement in any of the Other Loan Documents shall be deemed to be references to the Hazardous Substances Agreement as amended hereby.

          3.   AMENDMENTS TO THE HAZARDOUS SUBSTANCES AGREEMENT.   All
references to the Note in the Hazardous Substances Agreement shall be deemed to be references to the Note as amended hereby. All references to the Deed of Trust in the Hazardous Substances Agreement shall be deemed references to the Deed of Trust as amended by the Second Amendment to Deed of Trust. All references to the Other Loan Documents in the Hazardous Substances Agreement shall be deemed to be references to the Other Loan Documents as amended hereby.

          4. LOCK BOX AGREEMENT. The Lock Box Agreement requires Borrower to submit to Lender the Quarterly Statements (as defined in the Lock Box Agreement). The Quarterly Statements shall be in addition to, and not in lieu of, Borrower's reporting requirements under the other Loan Documents.

          5.   PREPAYMENTS.

               a. Notwithstanding anything to the contrary in any of the Loan Documents, Borrower shall have the right to repay the Loan in full at anytime, without payment of any prepayment fee. In addition, Borrower shall have the right to make the principal reduction payments required under Section 3.3.2 of the Lock Box Agreement, without payment of any prepayment fee.

               b. In the event the Loan is repaid in its entirety on or before June 30, 1997, Borrower shall receive the Prepayment Credit (as defined in Subsection 5.c, below) to be applied against the outstanding principal balance of the Note on the date of such repayment.

               c. The "PREPAYMENT CREDIT" shall be an amount equal to the amount by which the interest that has accrued on the Loan from the Effective Date until the date on which the Loan is repaid in its entirety in accordance with this Section 5, exceeds the amount of interest that would have accrued on the Loan during that same period had such interest been calculated at a rate of nine percent (9%) per annum, which amount is equal to One Hundred Seven Thousand Six Hundred Seventy Dollars ($107,670) per month (as the same may be prorated to reflect any partial months).

          6. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents, warrants and agrees to and with Lender as follows:

               a. Neither the execution, delivery or performance by Borrower of this Amendment and the Second Amendment to Deed of Trust nor compliance by Borrower with the terms and provisions of this Amendment and the Second Amendment to Deed of Trust (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree or any court or governmental instrumentality affecting or applicable to Borrower or the Project, or (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, of constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement of any other agreement, contract or instrument to which Borrower is a party or by which it may be subject; or (iii) will violate or conflict with the organizational documents of Borrower.

               b. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with
(i) the execution, delivery and performance of this Amendment and the Second Amendment to Deed of Trust, or (ii) the legality, validity, binding effect or enforceability of this Amendment or the Second Amendment to Deed of Trust, except to the extent any of such documents need to be filed or recorded to evidence the restructured security interest of Lender in the Project.

               c. There are no actions, suits or proceedings pending or, to the actual knowledge of Borrower, threatened against the Project or Borrower which may materially and adversely affect (i) the enforceability or priority of the Loan Documents; (ii) the ability of Borrower to perform its obligations under this Amendment or the Second Amendment to Deed of Trust; or (iii) the business, operations, property, assets, condition (financially or otherwise) or prospects of Borrower with respect to the Project.

               d. To the best of Borrower's knowledge (without the requirement of inquiry or investigation by Borrower, except that Borrower has made inquiry of H. Jon Runstad, Ronald Blake, and Peter Lazauskas, who are employed as Chairman and Chief Executive Officer of Wright Runstad & Company and Building Manager and Chief Engineer of the Project, respectively, provided that such individuals' knowledge with respect to the Project is based on the investigation normally engaged in by such individuals in the scope of their respective employment activities relating to the Project), Borrower's operation of the Project is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, including but not limited to the Americans with Disabilities Act (and including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls); provided, that under applicable law, new tenant improvement work can be performed only if the particular tenant suite in which such work is being performed are brought under compliance with the standards required for new construction laws under the currently applicable handicap laws ("Handicap Standards"); provided, further, that all tenant suites which have been vacated for occupancy by new tenants since November 30, 1989 comply with the Handicap Standards; except such noncompliance as would not, in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of Borrower.

               e. Borrower has not received any notice from any insurance company of any defects or inadequacies in the Project which would adversely affect the insurability of the Project or which would materially increase the cost of insuring the Project beyond that which is currently charged for the Project.

               f. To the actual knowledge of Borrower, there has not been a commencement of any action involving the (a) condemnation of any portion of the Land or Project; (b) condemnation or relocation of any roadways abutting the Land or Project, or (c) denial of access to the Land from any point of access to the Land or Project; and to Borrower's actual knowledge, no governmental authority is contemplating any condemnation proceedings which could have an adverse effect on the use, occupancy or enjoyment of the Land or Project.

               g. To the actual knowledge of Borrower, Borrower has paid all taxes due pursuant to any assessments against the Land or Project, including without limitation real property taxes and assessments. No special assessments have been imposed and are outstanding against the Land or Project, and to the best of Borrower's knowledge after making due inquiry, no such special assessments are contemplated by any governmental authority or other person or entity having jurisdiction over the Land or Project.

               h. To the actual knowledge of Borrower, Borrower has not caused, permitted or suffered any liens against the Land or Project, in favor of any person or entity whatsoever, whether any such lien is prior or subordinate to the lien and interest of Lender in the Land or Project.

               i. To the actual knowledge of Borrower, no brokerage fees or commissions are payable by or to any person claiming through Borrower or Borrower's activities in connection with this Amendment or the Second Amendment to Deed of Trust.

               j. Borrower is a validly existing California general partnership with full partnership power and authority to execute, deliver and perform its obligations under the Loan Documents, as amended by this Amendment and the Second Amendment to Deed of Trust, and the Hazardous Substances Agreement, as amended by this Amendment and to conduct its business in California.

               k. The execution, delivery and performance of this Amendment and the Second Amendment to Deed of Trust have been duly authorized by proper corporate or partnership actions or proceedings, and the Loan Documents, as amended by this Amendment and the Second Amendment to Deed of Trust, and the Hazardous Substances Agreement, as amended by this Amendment, constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms.

               l. Borrower has no knowledge that any building or other improvement on the Land encroaches upon any adjacent property, building line, setback line, side yard line, or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to the Land, except as shown on that certain survey prepared by Psomas & Associates, dated November 26, 1990, and identified as Project No. 1WR10101.

               m. To the actual knowledge of Borrower, there are no material defaults under the Lease and to Borrower's actual knowledge, no material default under any of the existing subleases for occupancy of the Project.

               n. To the actual knowledge of Borrower, (i) other than as disclosed in the Final Report, Phase I Environmental Assessment dated December 19, 1990 prepared by Dames and Moore for Borrower, no Hazardous Materials (as defined below) exist on, under or about the Land or Project in violation of any Hazardous Materials Laws (as defined below), and no Hazardous Materials have at any time been transported to or from the Land or Project or used, generated, manufactured, stored, released or disposed of on, under or about the Land or Project in violation of any Hazardous Materials Laws (as defined below), the Land or Project is not in violation of any Hazardous Materials Laws (as defined below) and there are no past, current or, to the best knowledge of Borrower after due investigation, threatened Hazardous Materials Claims (as defined below); (ii) no storage tanks are located on or under the Land or Project and no storage tanks have ever been located on or under the Land or the Project except that certain 6,000 gallon underground diesel tank referenced in that certain memorandum, dated December 13, 1996, from Walter Ingram of Wright Runstad & Company to Steve Carey and Tony Ratner.

                    (1)  As used herein, the term "HAZARDOUS
MATERIALS" means and refers to any

                         (a) oil, petroleum products, flammable
substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other wastes, materials or pollutants which (i) pose a hazard to the Land or Project or to persons on or about the Land or Project or (ii) cause the Land or Project to be in violation of any Hazardous Materials Laws;

                         (b)  asbestos in any form, urea formaldehyde
foam insulation, transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyl, or radon gas;

                         (c)  chemical, material or substance defined
as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "restricted hazardous waste", or "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. 9601, et seq.; the Hazardous
Materials Transportation Act, as amended, 49 U.S.C. 1801, et seq.;
the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251, et seq.; Sections 25115, 25117, 25122.7, 25140, 25249.8, 25281, 25316,
25501, and 25316 of the California Health and Safety Code; and Article 9 or
Article 11 of Title 22 of the Administrative Code, Division 4, Chapter 20;

                         (d)  other chemical, material or substance
that exists on the Land or Project in such amounts that it could pose a material hazard to the health and safety of the occupants of the Land or Project or the owners and/or occupants of property adjacent to or surrounding the Land or Project, or any other Person coming upon the Land or Project or adjacent property.

                    (2) As used herein, the term "HAZARDOUS MATERIALS CLAIMS" means and refers to any and all enforcement, cleanup, removal, remedial or other governmental or regulatory actions, agreements or orders threatened, instituted or completed pursuant to any Hazardous Materials Laws, together with any and all claims made or threatened by any third party against Borrower, Lender or the Land or Project relating to damage, contribution, cost recovery compensation, loss or injury resulting from the presence, release or discharge of any Hazardous Materials.

                    (3) As used herein, the term "HAZARDOUS MATERIALS LAWS" any federal, state or local laws, ordinances, regulations or policies relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions on, under or about the Land or Project, including, without limitation, soil, groundwater and indoor and ambient air conditions. In addition, Borrower and Lender agree that:
(i) this Section 6 is intended as Lender's written request for information (and Borrower's response) concerning the environmental condition of the real property security under the terms of California Code of Civil Procedure 726.5; and (ii) each representation and/or covenant in this Amendment or any other Loan Document (together with any indemnity appli-cable to a breach of any such representation and/or covenant) with respect to the environmental condition of the Land or Project is intended by Lender and Borrower to be an "environmental provision" for purposes of California Code of Civil Procedure 736.

          As used herein, a representation limited by the "knowledge," "best knowledge," actual knowledge" or other similar phrase with respect to Borrower means to the best knowledge of Scott Price and Julie Strocchia. All representations and warranties provided herein will survive the execution of this Amendment.

          7.   CERTAIN ASSURANCES REGARDING HAZARDOUS MATERIALS.

               a. Subject to the exclusions set forth in Section VI of the Hazardous Substances Agreement, Borrower shall protect, indemnify and hold Lender, its directors, officers, employees and agents, and any successors to Lender's interest in the Land or Project, and any other Person who acquires any portion of the Land or Project at a foreclosure sale or otherwise through the exercise of Lender's rights and remedies under the Loan Documents, and any successors to any such other Person, and all directors, officers, employees and agents of all of the aforementioned indemnified parties, harmless from and against any and all actual or potential claims, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, reasonable attorneys' fees and costs and expenses of investigation) which arise out of or relate in any way to any Hazardous Materials Claims or any use, handling, production, transportation, disposal, release or storage of any Hazardous Materials in, under or on the Land or Project whether by Borrower or by any tenant or any other Person. All such costs, damages, claims and expenses heretofore described and/or referred to in this
Section 7 are hereinafter referred to as "Expenses". Borrower's liability to the aforementioned indemnified parties shall arise upon the earlier to occur of (c) discovery of any Hazardous Materials on, under or about the Land or Project, or (d) the institution of any Hazardous Materials Claims, and not upon the realization of loss or damage, and Borrower shall pay to Lender from time to time, immediately upon Lender's request, an amount equal to such Expenses, as reasonably determined by Lender; provided, however, no such Expense shall be voluntarily incurred unless Lender has given Borrower three (3) business days advance written notice of such Expense and the notice and cure period under subsection b below has elapsed. In addition, in the event any Hazardous Material is caused to be removed from the Land or Project by Borrower, Lender or any other Person, the number assigned by the Environmental Protection Agency to such Hazardous Material or any similar identification shall be solely in the name of Borrower and Borrower shall assume any and all liability for such removed Hazardous Material.

               b. In addition to any other rights or remedies Lender may have under this Amendment or the Loan Documents, at law or in equity, in the event that Borrower shall fail to timely comply with any of the provisions hereof, or in the event that any representation or warranty made herein or in any certificate delivered after the date hereof proves to be materially false or misleading, then, in such event Lender may, after

                    (1) delivering written notice to Borrower, which notice specifically states that Borrower has failed to comply with the provisions of this Section 7; and

                    (2)  the expiration of the earliest to occur of

                         (a) the later of (A) thirty (30) days after
receipt of such notice and (B) one hundred eighty (180) days after receipt of such notice or upon completion of cure by Borrower if Borrower shall commence to cure such default within thirty (30) days after receipt of such notice and shall diligently pursue such cure to completion,

                         (b)  the cure period, if any, permitted
under the applicable law, rule, regulation or order with which Borrower shall have failed to comply, or

                         (c)  any shorter period in which a cure of
such violation should be commenced in order to avoid an imminent material risk to human health,

declare an Event of Default under the Loan Documents and exercise any and all remedies provided for therein, and/or do or cause to be done whatever is necessary to cause the Land to comply with all Hazardous Materials Laws and other applicable law, rule, regulation or order and the cost thereof shall constitute an Expense hereunder and shall become immediately due and payable without notice and with interest thereon at the rate of fourteen percent (14%) per annum from the date of Lender's demand until paid. Upon reasonable advance written notice, Borrower shall give to Lender and its agents and employees access to the Land or Project for the purpose of effecting such compliance and hereby specifically grants to Lender a license, effective upon expiration of the applicable cure period, if any, to do whatever is necessary to cause the Land or Project to so comply, including, without limitation, to enter the Land or Project and remove therefrom any Hazardous Materials.

          8. LOAN BALANCE. The parties agree that the unpaid principal indebtedness on the Note as of the date hereof is Eighty-Two Million Two Hundred Ninety-Eight Thousand Twenty-One and 9/100 Dollars ($82,298,021.17), which sum Borrower agrees to pay to the order of Lender pursuant to the terms of the Note as the same is modified herein.

          9.   RELEASE AND WAIVER.

               a. In consideration for the restructuring of the Loan as provided herein, Borrower hereby releases and forever discharges (and irrevocably and unconditionally waives as against) Lender, its direct or indirect subsidiaries and all of such subsidiaries' respective affiliated companies and subsidiaries (direct and indirect), predecessors, successors and assigns, and each of their past, present and future officers, shareholders, directors, agents and employees, and their respective heirs, legal representatives, legatees, successors and assigns, from all liability arising out of or resulting from any and all claims, controversies, actions, causes of action, demands, debts, liens, contracts, agreements, promises, representations, warranties, torts, damages, costs, attorneys' fees, monies due on account, obligations, judgments or liabilities of any nature whatever at law or in equity, arising out of any agreement or imposed by law or otherwise, from the beginning of time, whether or not known at this time, heretofore or hereafter, anticipated or unanticipated, suspected or claimed, fixed or contingent, whether yet accrued or not, and whether damage has yet resulted from the same or not (collectively, "Claims"), based on, arising out of or relating in any manner to the Loan (prior to the date hereof), the Note, the Loan Documents, any and all documents executed in connection with the Loan or the Loan Documents, Lender's administration of the Loan any other agreements between Lender and Borrower, as of the date hereof, or any oral or written communication, correspondence or transactions between Lender or its predecessors in interest and Borrower prior to the date hereof. Borrower acknowledges that it may learn of circumstances bearing upon the things and items released by this agreement for release contained in this Section 9, but it is Borrower's intention by doing so and doing the acts called for by this agreement for release, that this agreement for release shall be effective as a full and final accord and satisfaction and release of each and every thing and item released herein, whether known or unknown, future or contingent. In furtherance of this intention, Borrower acknowledges that Borrower is familiar with Section 1542 of the California Civil Code, which provides as follows:

          "A general release does not extent to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if know by him, must have materially affected his settlement with the debtor."

Borrower hereby waives and releases any right or benefit which it has or may have under Section 1542 of the California Civil Code to the full extent that Borrower may lawfully waive all such rights and benefits pertaining only and limited specifically to the things and items released herein.

               b. Borrower hereby represents and warrants to lender that (i) it has not assigned to any other person or entity any of its Claims; (ii) there are no set-offs against Lender with regard to either the Loan Documents, as amended by this Amendment and the Second Amendment to Deed of Trust, or the Hazardous Substances Agreement as amended by this Amendment, nor any claims or counter-claims against Lender with respect to either the Loan Documents, as amended by this Amendment and the Second Amendment to Deed of Trust, or the Hazardous Substances Agreement as amended by this Amendment.

               c. Without limiting the generality of the foregoing, Borrower hereby acknowledges and agrees that there are no oral agreements or understandings between or among any of the parties hereto with respect to the modification of the Loan Documents, except as set forth in this Amendment and the Second Amendment to the Deed of Trust.

               d.   Borrower hereby agrees that the provisions of this
Section 9 shall remain in full force and effect notwithstanding the occurrence of an Event of Default under this Amendment or any of the Loan Documents and the exercise by Lender of its rights and remedies hereunder or thereunder.

          10.  WAIVER OF JURY TRIAL.  LENDER AND BORROWER HEREBY
KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AMENDMENT, THE SECOND AMENDMENT TO DEED OF TRUST, THE NOTE OR ANY OTHER LOAN DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE LENDER OR BORROWER. THIS PROVISION IS MUTUALLY AGREED TO IN RECOGNITION OF THE COMPLEXITY OF THE LOAN AND THE MUTUAL DESIRE OF LENDER AND BORROWER TO AVOID DELAYS IN THE RESOLUTION OF DISPUTES INVOLVING THIS AMENDMENT. BORROWER ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AMENDMENT.

          11.  NO AGREEMENT TO EXTEND OR MAKE FURTHER ADDITIONAL
ADVANCES. Nothing in this Amendment, or in any prior course of conduct, shall be construed to obligate Lender to make any future additional advances under the Loan or to otherwise increase the amount of the Loan or to extend the maturity of the Loan beyond the Extended Maturity Date, and Borrower acknowledges that Lender has made no such agreement.

          12. BORROWER'S LIMITED RECOURSE LIABILITY. Lender agrees and confirms with Borrower that the provisions of Paragraph 48 of the Deed of Trust and that portion of the Note beginning with the third (3rd) full grammatical paragraph on page 7 of the Note and extending through the first full grammatical paragraph on page 9 of the Note, remain in full force and effect and are not modified, amended or altered by reason of this Amendment or the Second Amendment to Deed of Trust and in addition, apply in full to this Amendment and the Second Amendment to Deed of Trust as if fully set forth herein (provided, however, that for purposes of such incorporation, all references to "Trustor" in paragraph 48 of the Deed of Trust shall refer to "Borrower" herein and all references to "Beneficiary" in such paragraph 48 shall refer to "Lender" herein and all references to "this Deed of Trust" in such paragraph 48 shall refer to "this Amendment" and "the Second Amendment to Deed of Trust" as defined herein).

          13. SUBSEQUENT BANKRUPTCY. In the event Borrower becomes the subject of any insolvency, bankruptcy, receivership, dissolution, reorganization or similar proceeding, federal or state, voluntary or involuntary, under any present or future law or act, Lender shall be entitled to immediate and absolute lifting of any automatic stay as to the enforcement of its remedies under the Loan Documents against the Project, including specifically, but not limited to, the stay imposed by Section 362 of the United States Federal Bankruptcy Code, as amended. Borrower hereby irrevocably consents to the lifting of any such automatic stay and will not contest any motion by Lender to lift such stay. Borrower expressly acknowledges, and agrees not to take any contrary position in any subsequent bankruptcy proceeding, that: (i) the Project is not now and never will be necessary to any plan of reorganization of any type; (ii) Borrower is a single asset entity with no employees; (iii) Borrower has no creditors other than Lender (except for a few creditors small in relation to Lender which relate to operating expenses being paid as they come due); and (iv) any subsequent bankruptcy filing by the Borrower to this loan extension will be in bad faith for the sole purpose of delaying and frustrating the legitimate efforts of Lender to enforce its rights. The provisions of this paragraph are essential elements of Lender's consideration for entering into this Amendment.

          14. LIMITED RECOURSE. As additional consideration for the Loan extension herein granted, Borrower hereby agrees that its obligation to pay the Loan in full on or before its Extended Maturity Date is independent and separate from the rights and obligations between Lender and Borrower that may arise in connection with Borrower's rights to purchase the Land. Should Borrower fail to acquire title to the Land by reason of the default of Lender under any agreement with Borrower for the purchase and sale of the Land, Borrower shall nevertheless be obligated under the Loan Documents and this Amendment to pay and discharge the indebtedness and Borrower's remedies against Lender shall be limited solely to those remedies provided for in the agreement for the purchase and sale of the Land.

          15. ATTORNEY'S FEES AND EXPENSES. Borrower shall pay all of Lender's reasonable fees, charges and expenses incurred in connection with the negotiation and preparation of this Amendment and the Second Amendment to Deed of Trust and the consummation of the transactions contemplated hereby and thereby, including without limitation title insurance costs, recording fees, reasonable attorneys' fees, and documentation costs.

          16. MODIFICATION FEE. Borrower acknowledges that in connection with modifications referenced in this Amendment, Borrower has paid lender a fee of Five Thousand Dollars ($5,000).

          17. DEFINED TERMS. Capitalized terms used, but not defined herein, shall have the meaning provided for such terms in the Loan Documents.

          18. FULL FORCE AND EFFECT. Except as expressly amended by the Modification Documents, the Loan Documents remain in full force and effect without amendment.

          19. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original agreement, and all of which shall constitute one such agreement by each of the parties.

          IN WITNESS WHEREOF, Borrower and Lender have caused this Amendment to be duly executed as of the date first written above.

BORROWER:           WRIGHT-CARLYLE PARTNERS,
                    a California general partnership

                    By: Carlyle Real Estate Limited Partnership-IX, an Illinois limited partnership,
                         General Partner

                         By:  JMB Realty Corporation,
                              a Delaware corporation,
                              Its General Partner


                              By:  ________________________
                                   Julie A. Strocchia
                                   Vice President


                    By:  Medical Office Buildings, Ltd.,
                         a Washington limited partnership,
                         General Partner

                         By:  Wright Runstad Associates Limited
Partnership, a Washington limited partnership,
                              Its General Partner

                              By:  Wright Runstad & Company,
                                   a Washington corporation,
                                   General Partner

                                   By:  ______________________
                                        Douglas E. Norberg
                                        President

LENDER:             THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New
Jersey corporation


                    By:  ___________________________________
                         Richard Pulido
                         Vice President




                           EXHIBIT A
                           ---------


                       LEGAL DESCRIPTION
                       -----------------







RECORDING REQUESTED BY, AND
WHEN RECORDED RETURN TO:

O'Melveny & Myers LLP
275 Battery Street
Suite 2600
San Francisco, CA 94111
Attn:  Stephen A. Cowan, Esq.

__________________________________________________________

               SECOND AMENDMENT TO DEED OF TRUST


          THIS SECOND AMENDMENT TO DEED OF TRUST (this
"AMENDMENT") is made as of October 1, 1996, by and between WRIGHT-CARLYLE PARTNERS, a California general partnership
("TRUSTOR"), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("BENEFICIARY").


                           RECITALS


A. Trustor executed that certain Deed of Trust, dated January 15, 1991, for the benefit of Beneficiary, recorded on January 15, 1991, as Document No. 91-63945, in the Official Records of Los Angeles County, California (the "OFFICIAL RECORDS"), as amended by that First Amendment to Deed of Trust, dated as of January 24, 1996, and recorded in the Official Records on January 25, 1996, as Instrument No. 96-146121 (as so amended, the "DEED OF TRUST").

B. The Deed of Trust secures Trustor's obligations with respect to that certain loan (the "LOAN") made by Beneficiary to Trustor, evidenced by that certain Note Secured by Deed of Trust in the original principal amount of Eighty-Six Million Dollars ($86,000,000), dated January 15, 1991, executed by Trustor in favor of Beneficiary, as amended by that certain First Amendment to Loan Documents (the "FIRST AMENDMENT"), dated as of January 24, 1996, by and between Trustor and Beneficiary (as so amended, the "NOTE"). The Note matured on September 30, 1996. Concurrently herewith, the Note is being amended by that certain Second Amendment to Loan Documents (the "SECOND AMENDMENT"), dated as of even date herewith, by and between Trustor and Beneficiary.

C. The Note is also secured by, among other things (i) that certain Assignment Of Lessor's Interest in Leases, dated as of January 15, 1991, by Trustor in favor of Beneficiary, recorded in the Official Records on January 15, 1991, as Instrument No. 91-63946, as amended by the First Amendment (as so amended, the "ASSIGNMENT OF LEASES"), (ii) that certain Security Agreement, dated as of January 15, 1991, by and between Trustor and Beneficiary, as amended by the First Amendment (as so amended, the "SECURITY AGREEMENT"), (iii) that certain Lock Box Disbursement Agreement, dated as of even date herewith, by and between Borrower and Lender (the "LOCK BOX AGREEMENT"), and (iv) that certain Pledge and Security Agreement, dated as of even date herewith, by and between Borrower and Lender (the "PLEDGE AGREEMENT"). In addition, in connection with the Loan, Trustor and Beneficiary entered into that certain Hazardous Substances Remediation and Indemnification Agreement, dated as of January 15, 1991, as amended by the First Amendment (as so amended, the "HAZARDOUS SUBSTANCES AGREEMENT"). The Note, the Deed of Trust, the Assignment of Leases, the Security Agreement, the Lock Box Agreement, the Pledge Agreement and all other documents (other than the Hazardous Substances Agreement) that evidence or secure the Loan are referred to collectively herein as the "LOAN DOCUMENTS"). Concurrently herewith the Loan Documents and the Hazardous Substances Agreement are being amended by the Second Amendment.

D. Trustor has requested an extension of the maturity date of the Note. Beneficiary has agreed to an extension of the maturity date provided certain terms and conditions are satisfied, including amending certain terms of the Loan Documents.


                           AGREEMENT


          NOW, THEREFORE, in consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1. MODIFICATION OF DEED OF TRUST. The Deed of Trust is hereby modified to provide that it secures, in addition to any and all other obligations now or hereafter secured, Trustor's obligations under the Loan Documents, as amended by the Second Amendment. All references in the Deed of Trust to any of the Loan Documents shall be deemed references to the Loan Documents as amended by the Second Amendment. All references in the Deed of Trust to the Hazardous Substances Agreement shall be deemed references to the Hazardous Substances Agreement as amended by the Second Amendment.

          2.   NO AMENDMENTS; CONTINUING EFFECTIVENESS.
Except
as expressly modified hereby, the Deed of Trust remains unamended and in full force and effect.

          3. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original, and all of which, together, shall constitute one document.

          IN WITNESS WHEREOF, Trustor and Beneficiary have caused this Modification to be duly executed as of the date first written above.


TRUSTOR:            WRIGHT-CARLYLE PARTNERS,
                    a California general partnership

                    By:  Carlyle Real Estate Limited
                         Partnership-IX,
                         an Illinois limited partnership,
                         General Partner

                         By:  JMB Realty Corporation,
                              a Delaware corporation,
                              Its General Partner

                              By:  ________________________
                                   Julie A. Strocchia
                                   Vice President


                    By:  Medical Office Buildings, Ltd.,
                         a Washington limited partnership,
                         General Partner

                         By:  Wright Runstad Associates
                              Limited
Partnership, a Washington limited partnership,
                              General Partner

                              By:  Wright Runstad & Company,
                                   a Washington corporation,
                                   General Partner

                                   By:  ______________________
                                        Douglas E. Norberg
                                        President


BENEFICIARY:        THE PRUDENTIAL INSURANCE COMPANY OF
AMERICA, a New Jersey corporation


                    By:  ___________________________________
                         Richard Pulido
                         Vice President





                           EXHIBIT A
                           ---------


                       LEGAL DESCRIPTION
                       -----------------





STATE OF ____________    )
                         )
COUNTY OF ___________    )



     On _______________, 1996, before me _________________, a
Notary Public in and for said State, personally appeared Julie
A. Strocchia, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.




                         ____________________________________
                         Notary Public, State of California



STATE OF _____________   )
                         )
COUNTY OF _____________  )



     On _______________, 1996, before me __________________, a
Notary Public in and for said State, personally appeared Douglas E. Norberg, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.




                         ____________________________________
                         Notary Public, State of California





STATE OF CALIFORNIA      )
                         )
COUNTY OF _____________  )



     On _______________, 1996, before me __________________, a
Notary Public in and for said State, personally appeared Richard Pulido, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.




                         ____________________________________
                         Notary Public, State of California